PRESS RELEASE                                        FOR IMMEDIATE RELEASE
                                                     ---------------------
                                                     Contact: Vida H. Lampkin
                                                     Telephone No.: 870.836.6841
                                                     Facsimile No.: 870.836.7125
                                                     February 7, 2003




                              HCB Bancshares, Inc.
                              ANNOUNCES RETIREMENT

Camden,  Arkansas,  February 7, 2003. HCB  Bancshares,  Inc.  (Nasdaq Small Cap:
HCBB) announced today that Cameron D. McKeel retired from the Board of Directors effective February 7, 2003, and will retire as President and Chief Executive Officer effective February 17, 2003. Mr. McKeel has worked for the Company since May, 1996 and served as its President and Chief Executive Officer since 1999. Mr. McKeel has been a banker for over 42 years. The Company also announced that the Board of Directors has appointed the Company's Chairman of the Board, Vida
H. Lampkin, to the additional positions of interim President and Chief Executive Officer effective February 7, 2003.

The Company thanks Mr. McKeel for his years of service and leadership. He has guided the Company through a number of challenges during his tenure with the Company. "I want to thank Cameron personally for his dedication and service to the Company, and we wish Cameron well in his retirement," said Lampkin.

HCB Bancshares, Inc. is the parent company of the HEARTLAND Community Bank group of community banking offices headquartered in Camden, Arkansas, with HEARTLAND offices in Bryant, Camden, Fordyce, and Sheridan, Arkansas.